Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2023 First Quarter Results

PHOENIX, ARIZ. - February 8, 2023 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields, reported financial results for the fiscal 2023 first quarter ended December 31, 2022. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company”, “we,” “us” or “our.”

•Revenue was $120.0 million with Concorde contributing $14.4 million.
•Net income of $2.6 million, adjusted net income* of $5.3 million, and adjusted EBITDA* of $14.4 million.
•Total new student starts of 2,310 with 336 contributed by Concorde.
•The performance was in line with expectations and therefore the Company reaffirms its full year guidance across all key metrics.
•The Company’s current period results include Concorde for the month of December reflecting the December 1, 2022 closing date of the acquisition. Total company year-over-year comparisons are shown on an “as-reported basis,” consistent with the Company’s previously provided fiscal 2023 guidance.

“We are off to a positive start and 2023 promises to be a pivotal year for the Company,” noted Jerome Grant, CEO of Universal Technical Institute, Inc. “Concorde joined the Company in December and their seventeen campuses offering 20+ programs in healthcare education are operating smoothly and according to plan. Integration efforts primarily associated with becoming part of a public company are progressing well. We are thrilled to have them with us as we expand our reach as a workforce solutions provider.”

Grant continued, “UTI is focused on executing both the core business objectives in a challenging macroeconomic environment, as well as bringing its two new campuses in Texas and Florida to their fullest potential. Additionally, later this year and pending regulatory approvals, we plan to launch fourteen new programs on nine of the UTI campuses in high demand areas such as wind energy, HVAC, robotics, and aviation. All of these efforts set the Company up for both a solid performance in 2023 as well as a step change in performance in 2024 where we expect revenues to top $700 million and Adjusted EBITDA should approach $100 million.”

Financial Results for the Three-Month Period Ended December 31, 2022 Compared to 2021

•Revenues increased 14.2% to $120.0 million compared to $105.1 million primarily due to the addition of Concorde.
•Operating expenses rose by 26.3% to $115.6 million, compared to $91.5 million. The increase was primarily due to the acquisition of Concorde, incremental cost of delivery associated with UTI new campus and program rollouts in the prior year, and both one-time and ongoing investments in support of our growth and diversification strategy.
•Operating income was $4.4 million compared to $13.6 million.
•Net income was $2.6 million compared to $14.8 million. Adjusted net income* was $5.3 million compared to $15.4 million.
•Basic earnings per share (EPS) was $0.03 compared to $0.25, and diluted EPS was $0.02 compared to $0.25.
•Adjusted EBITDA* was $14.4 million compared to $20.6 million.

UTI
•UTI had revenues of $105.6 million, slightly above the prior year quarter revenues of $105.1 million.

•Operating expenses for UTI were $89.1 million, compared to $81.9 million. The increase was primarily due to higher compensation related and other expenses incurred during the current year due to the new campuses and welding programs launched in the prior year, along with costs for incremental advertising and admissions resources to support growth objectives for the segment.
•Adjusted EBITDA* was $23.3 million compared to $28.7 million.
•New student starts were flat to the prior year, while average undergraduate full-time active students decreased 1.6%.

Concorde (for the month of December 2022)
•Revenues of $14.4 million. Of note, due to seasonality and phasing of clinical programs, December is one of the lowest revenue months of the year.
•Operating expenses were $15.2 million.
•Adjusted EBITDA* was $(0.1) million.
•New student starts of 336 and 7,737 average undergraduate full-time active students.

*See “Use of Non-GAAP Financial Information” below.

“We are pleased with our first quarter results, which were driven by solid execution and diligent expense management,” said Universal Technical Institute, Inc. Chief Financial Officer, Troy Anderson. “While our profitability for the quarter was down compared to last year, this was expected given the specific mix and timing of revenue and cost items which produced an exceptionally strong UTI performance in the prior year period. Further, profitability was impacted by costs in the quarter related to investments we have been making into the business that we expect to yield positive returns later in the year and beyond, and a negative contribution from Concorde given the seasonality of the business and timing of the acquisition. Our balance sheet remains strong, as does our cash flow from operations, which has supported our continued investment in selective acquisitions and new programs and facilities that will drive growth going forward, leaving us well positioned to continue executing on our plans for the year.”

Balance Sheet and Liquidity

At December 31, 2022, the Company’s total available liquidity was $162.2 million. On December 1, 2022, the Company completed the acquisition of Concorde for a base purchase price of $50.0 million, less $1.3 million of net adjustments, for total cash consideration paid of $48.7 million. In conjunction with the acquisition, the Company recorded goodwill of $10.1 million and intangible assets of $4.8 million on its balance sheet. As previously disclosed, preceding the close of the acquisition, the Company drew $90 million from the new revolving credit facility established in November of 2022. Additionally, consistent with the Company’s growth and diversification strategy, year-to-date capital expenditures were $6.8 million driven primarily by the final phases of the build-outs of the new Austin, TX and Miramar, FL campuses and new program rollouts.

Student Metrics

	Three Months Ended December 31, 2022
	UTI	Concorde	Total
Total new student starts	1,974	336	2,310
Average undergraduate full-time active students	13,511	7,737	21,248
End of period undergraduate full-time active students	12,657	7,630	20,287

	Three Months Ended December 31, 2021
	UTI	Concorde	Total
Total new student starts	1,972	—	1,972
Average undergraduate full-time active students	13,729	—	13,729
End of period undergraduate full-time active students	13,129	—	13,129

For the Company’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2023 first quarter ended December 31, 2022, on Wednesday, February 8, 2023, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through February 22, 2023, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 5718590.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA

For fiscal 2022, the Company defined adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for items not considered as part of the Company's normal recurring operations. Starting in fiscal 2023, the Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations. Prior year amounts have been restated to include stock-based compensation expense.

Adjusted Free Cash Flow

The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Adjusted Net Income (Loss)

The Company defines adjusted net income (loss) as net income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring operations, including the income tax effect on the adjustments utilizing the effective tax rate.

We disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes acquisition-related costs for both announced and potential acquisitions, integration costs for completed acquisitions, costs related to the purchase of our Lisle, Illinois and Avondale, Arizona campuses, impairment charges related to intangible assets, start-up costs associated with the Austin, TX and Miramar, FL campus openings, lease accounting adjustments resulting from the purchase of our Lisle, Illinois campus and our campus consolidation efforts, the income tax benefit recorded as a result of the CARES Act, and severance expenses due to the CEO transition. To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2023 guidance for new student start growth (decline), revenue growth, Adjusted net income, Adjusted EBITDA and Adjusted Free Cash Flow; (2) expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; (3) the Company’s expectation that it will succeed in new campus launches next year; and (4) the Company’s expectation of the successful integration of the Concorde acquisition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs we offer, increased investment in management and capital resources, failure to comply with the restrictive covenants and our ability to pay the amounts when due under the Credit Agreement with Fifth Third Bank, National Association, the effectiveness of our student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 16 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on Twitter @news_UTI or @ConcordeCareer.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Mark Brenner
Vice President, Corporate Affairs & Communications
Universal Technical Institute, Inc.
(623) 445-0872

Investor Relations Contact:
Robert Winters
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2022	2021
Revenues	$120,004	$105,075
Operating expenses:
Educational services and facilities	61,408	47,901
Selling, general and administrative	54,148	43,596
Total operating expenses	115,556	91,497
Income from operations	4,448	13,578
Other income (expense):
Interest income	823	12
Interest expense	(1,423)	(233)
Other income, net	325	118
Total other expense, net	(275)	(103)
Income before income taxes	4,173	13,475
Income tax (expense) benefit	(1,525)	1,347
Net income	2,648	14,822
Preferred stock dividends	(1,277)	(1,323)
Income available for distribution	1,371	13,499
Income allocated to participating securities	(514)	(5,267)
Net income available to common shareholders	$857	$8,232

Earnings per share:
Net income per share - basic	$0.03	$0.25
Net income per share - diluted	$0.02	$0.25

Weighted average number of shares outstanding:
Basic	33,805	32,849
Diluted	34,408	33,572

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	December 31, 2022	September 30, 2022
Assets
Cash and cash equivalents	$162,229	$66,452
Restricted cash	4,542	3,544
Held-to-maturity investments	—	28,918
Receivables, net	22,252	16,450
Notes receivable, current portion	5,727	5,641
Prepaid expenses	11,422	6,139
Other current assets	8,871	8,809
Total current assets	215,043	135,953
Property and equipment, net	240,836	214,292
Goodwill	26,992	16,859
Intangible assets, net	18,895	14,215
Notes receivable, less current portion	30,767	30,231
Right-of-use assets for operating leases	199,947	132,038
Deferred tax asset, net	6,097	3,365
Other assets	9,496	5,958
Total assets	$748,073	$552,911
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$62,855	$66,680
Dividends payable	1,277	—
Deferred revenue	75,328	54,223
Operating lease liability, current portion	24,206	12,959
Long-term debt, current portion	1,945	1,115
Other current liabilities	3,601	2,745
Total current liabilities	169,212	137,722
Operating lease liability	195,730	129,302
Long-term debt	161,029	66,423
Other liabilities	4,816	4,067
Total liabilities	530,787	337,514
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 34,007 and 33,857 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 676 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	149,016	148,372
Paid-in capital - preferred	66,481	66,481
Treasury stock, at cost, 82 shares	(365)	(365)
Retained earnings (deficit)	64	(1,307)
Accumulated other comprehensive income	2,087	2,213
Total shareholders’ equity	217,286	215,397
Total liabilities and shareholders’ equity	$748,073	$552,911

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$2,648	$14,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,248	3,679
Amortization of right-of-use assets for operating leases	4,120	4,472
Bad debt expense	535	560
Stock-based compensation	1,169	706
Deferred income taxes	1,068	(1,893)
Training equipment credits earned, net	(83)	(147)
Unrealized (loss) gain on interest rate swap	(126)	173
Other (gains) losses, net	(143)	(148)
Changes in assets and liabilities:
Receivables	4,657	4,920
Prepaid expenses	(1,438)	(590)
Other assets	2,079	(29)
Notes receivable	(622)	(1,514)
Accounts payable and accrued expenses	(15,925)	(8,367)
Deferred revenue	4,634	(8,666)
Operating lease liability	(4,963)	(2,567)
Other liabilities	(46)	(2,955)
Net cash provided by operating activities	2,812	2,456
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(16,973)	(26,142)
Purchase of property and equipment	(6,782)	(10,792)
Proceeds from maturities of held-to-maturity securities	29,000	—
Return of capital contribution from unconsolidated affiliate	—	75
Net cash provided by (used in) investing activities	5,245	(36,859)
Cash flows from financing activities:
Proceeds from revolving credit facility	90,000	—
Debt issuance costs related to the revolving credit facility	(484)	—
Payments on term loans and finance leases	(273)	(216)
Payment of payroll taxes on stock-based compensation through shares withheld	(525)	(301)
Net cash provided by (used in) financing activities	88,718	(517)
Change in cash, cash equivalents and restricted cash	96,775	(34,920)
Cash and cash equivalents, beginning of period	66,452	133,721
Restricted cash, beginning of period	3,544	12,256
Cash, cash equivalents and restricted cash, beginning of period	69,996	145,977
Cash and cash equivalents, end of period	162,229	99,513
Restricted cash, end of period	4,542	11,544
Cash, cash equivalents and restricted cash, end of period	$166,771	$111,057

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2022
	UTI	Concorde	Corporate	Consolidated
Revenue	$105,573	$14,431	$—	$120,004
Total operating expenses	89,058	15,157	11,341	115,556
Net income	15,825	(734)	(12,443)	2,648

	Three Months Ended December 31, 2021
	UTI	Concorde	Corporate	Consolidated
Revenue	$105,075	$—	$—	$105,075
Total operating expenses	81,908	—	9,589	91,497
Net income	22,959	—	(8,137)	14,822

	Three Months Ended December 31, 2022
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$42,256	$8,476	$5,101	$55,833
Bonus expense	3,543	188	1,134	4,865
Stock-based compensation	252	—	917	1,169
Total compensation and related costs	$46,051	$8,664	$7,152	$61,867

Advertising expense	$13,349	$1,280	$—	$14,629
Occupancy expense, net of subleases	8,026	1,764	125	9,915
Depreciation and amortization	4,775	457	16	5,248
Professional and contract services expense	3,065	97	2,175	5,337

	Three Months Ended December 31, 2021
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$37,919	$—	$4,889	$42,808
Bonus expense	3,507	—	986	4,493
Stock-based compensation	169	—	537	706
Total compensation and related costs	$41,595	$—	$6,412	$48,007

Advertising expense	$11,959	$—	$—	$11,959
Occupancy expense, net of subleases	9,234	—	165	9,399
Depreciation and amortization	3,663	—	16	3,679
Professional and contract services expense	1,984	—	2,082	4,066

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31, 2022
	UTI	Concorde	Corporate	Consolidated
Net income	$15,825	$(734)	$(12,443)	$2,648
Interest income	(3)	(36)	(784)	(823)
Interest expense	881	44	498	1,423
Income tax expense	—	—	1,525	1,525
Depreciation and amortization	4,775	457	16	5,248
EBITDA	21,478	(269)	(11,188)	10,021
Acquisition related costs	—	—	775	775
Integration related costs for acquisitions	219	150	726	1,095
Stock-based compensation expense	252	—	917	1,169
Start-up costs for new campuses and program expansion	1,324	55	—	1,379
Adjusted EBITDA, non-GAAP	$23,273	$(64)	$(8,770)	$14,439

	Three Months Ended December 31, 2021
	UTI	Concorde	Corporate	Consolidated
Net income	$22,959	$—	$(8,137)	$14,822
Interest income	(3)	—	(9)	(12)
Interest expense	233	—	—	233
Income tax benefit	—	—	(1,347)	(1,347)
Depreciation and amortization	3,663	—	16	3,679
EBITDA	26,852	—	(9,477)	17,375
Acquisition related costs	—	—	886	886
Integration related costs for acquisitions	75	—	—	75
Stock-based compensation expense	169	—	537	706
Start-up costs for new campuses and program expansion	1,593	—	—	1,593
Adjusted EBITDA, non-GAAP	$28,689	$—	$(8,054)	$20,635

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended December 31,
	2022	2021
Net income	$2,648	$14,822
Add back: Income tax expense (benefit)	1,525	(1,347)
Income before income taxes	4,173	13,475
Adjustments:
Acquisition related costs	775	886
Integration related costs for acquisitions	1,095	75
Start-up costs for new campuses and program expansion	1,379	1,593
Adjusted income before income taxes	7,422	16,029
Income tax effect: (expense) benefit	(2,152)	(636)
Adjusted net income, non-GAAP	$5,270	$15,393

GAAP effective income tax rate (1)	29.0%	4.0%

(1) The GAAP effective tax rate for the three months ended December 31, 2022 has been adjusted to remove the impact of the Concorde acquisition related costs. The GAAP effective tax rate for the three months ended December 31, 2021 has been adjusted to remove the impact from the MIAT purchase accounting adjustments for deferred tax liabilities which created a benefit for the period.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended December 31,
	2022	2021
Net cash provided by operating activities, as reported	$2,812	$2,456
Purchase of property and equipment	(6,782)	(10,792)
Free cash flow, non-GAAP	(3,970)	(8,336)
Adjustments:
Acquisition related costs paid	594	1,190
Integration related costs paid	980	66
Cash outflow for start-up costs for new campuses and program expansion	1,379	267
Cash outflow for property and equipment for new campuses and program expansion	3,605	3,225
Severance payment due to CEO transition	—	32
Adjusted free cash flow, non-GAAP	$2,588	$(3,556)